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                                STATE OF FLORIDA

                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of MAGICWORKS WEST, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P97000000470.



                                              Given under my hand and the
                                         Great Seal of the State of Florida at
                                           Tallahassee, the Capitol, this the
                                              Twelfth day of October, 1998


                                         /s/ Sandra B. Mortham
                                         -------------------------------------
                                         Sandra B. Mortham
                                         Secretary of State

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                                                    FILED - 96 DEC 31 PM 1:14
                                                           SECRETARY OF STATE
                                                         TALLAHASSEE, FLORIDA

                           ARTICLES OF INCORPORATION

                                       OF

                             MAGICSPACE CORPORATION



                                   ARTICLE I

         The name of the corporation is MAGICSPACE CORPORATION (the "Corporation").

                                   ARTICLE II

         The address of the principal office and the mailing address of the Corporation is 930 Washington Avenue, 5th Floor, Miami Beach, Florida 33139.

                                  ARTICLE III

         This Corporation shall have authority to issue One Thousand (1,000) shares of Common Stock having a par value of $0.01 per share.

                                   ARTICLE IV

         The Corporation shall hold a special meeting of shareholders only:

         (1) On call of the Board of Directors or persons authorized to do so by the Corporation's Bylaws; or

         (2) If the holders of not less than 50 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                   ARTICLE V

         The street address of the Corporation's initial registered office is 1201 Hays Street, City of Tallahassee, County of Leon, State of Florida 32301 and the name of its initial registered agent at such office is Corporation Service Company.

                                   ARTICLE VI

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws.

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                                  ARTICLE VII

         The name of the Incorporator is Joseph A. Marinello and the address of the Incorporator is 1221 Brickell Avenue, Miami, Florida 33131.

                                  ARTICLE VIII

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 29th day of December, 1996.



                                           /s/ Joseph A. Marinello
                                           ------------------------------------
                                           Joseph A. Marinello, Incorporator



                 ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

                  The undersigned, having been named the Registered Agent of MAGICSPACE CORPORATION hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes ss.607.0505.

                                            CORPORATION SERVICE COMPANY


                                            /s/ Karen Rozar
                                            -----------------------------------
                                            Karen Rozar,
                                            as Agent for the Registered Agent

                                            Dated:  December ___, 1996

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